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[LOGO]                                                          Master Equipment Lease Agreement
FLEET Credit Corporation                                        No. 31816-
                                                                    -----------

LESSOR:    FLEET CREDIT CORPORATION                             LESSEE:   T Cell Sciences, Inc.
                                                                --------------------------------------------
           a Rhode Island Corporation ("Lessor")                          a Delaware Corporation ("Lessee")
ADDRESS:   111 Westminster Street                               --------------------------------------------
           Providence, Rhode Island 02903                       ADDRESS:  38 Sidney Street
           Telephone (401) 278-6911                             --------------------------------------------
                                                                          Cambridge, Massachusetts 02139
                                                                --------------------------------------------

                                                                --------------------------------------------
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1. LEASE OF EQUIPMENT

        By this Master Equipment Lease Agreement which, together with all Lease Schedules, Acceptance Certificates, riders, exhibits, amendments and other documents now or hereafter attached hereto and made a part hereof, is hereinafter referred to as the "Lease", Lessor leases to Lessee and Lessee leases from Lessor, subject to terms and conditions contained in this Lease, the personal property, together with all replacement parts, repairs, additions and accessories (collectively, the "Equipment") described in any Lease Schedule which shall become a part hereof. Notwithstanding anything to the contrary expressed or implied in this Lease, the terms and conditions of this Lease shall be construed and interpreted as to each Lease Schedule as if a separate but identical lease shall have been executed between the parties with regard to the Equipment on such Lease Schedule. The Equipment is to be delivered and installed at Lessee's expense at the location specified on the applicable Lease Schedule. The Equipment shall be deemed to have been accepted by Lessee for all purposes under this Lease upon Lessor's receipt of an Acceptance Certificate with respect to such Equipment, executed by Lessee after receipt of all other documentation required by Lessor with respect to such Equipment. Lessor shall not be liable or responsible for any failure or delay in the delivery of the Equipment to Lessee for whatever reason.

2. TERM AND RENT

        The term of this Lease shall commence on the date hereof and the lease term of each item of Equipment shall commence on the date of the Acceptance Certificate with respect to such item and shall continue for the number of months, and any proration thereof, specified in the applicable Lease Schedule. Rental payments shall be in the amounts and shall be due and payable as set forth in the applicable Lease Schedule. Lessee shall, in addition, pay interim rent to Lessor on a pro-rata basis from the Acceptance Date to the Lease Term Commencement Date set forth in the applicable Acceptance Certificate on such Lease Term Commencement Date. If any rent or other amount payable hereunder shall not be paid with in 10 days of the date when due, Lessee shall pay as an administrative and late charge an amount equal to 5% of the amount of any such overdue payment. In addition, Lessee shall pay interest on such delinquent payment from 30 days after the due date until paid at the rate of 1 1/2% per month or the maximum amount permitted by law, whichever is lower. All payments to be made to Lessor shall be made to Lessor at the address shown above, or at such other place as Lessor shall specify in writing. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN WRITING EXECUTED BY LESSOR AND LESSEE, THIS IS A NON-CANCELABLE, NON-TERMINABLE LEASE FOR THE TERM SET FORTH IN EACH LEASE SCHEDULE HERETO.

3. POSSESSION; PERSONAL PROPERTY

        No right, title or interest in the Equipment shall pass to Lessee other than the right to maintain possession and use of the Equipment for the full lease term (provided no Event or Default has occurred) free from interference by any person claiming by, through, or under Lessor. The Equipment shall always remain personal property even though the Equipment may hereafter become attached or affixed to real property. Lessee agrees to give and record such notices and to take such other action at its own expense as may be necessary to prevent any third party (other than an assignee of Lessor) from acquiring or having the right under any circumstances to acquire any interest in the Equipment or this Lease. In the event such third party does acquire or have the right to acquire any interest in the Equipment or this Lease, Lessee shall remove such third party's interest within 30 days of its being asserted.

4. DISCLAIMER OF WARRANTIES

        LESSOR IS NOT THE MANUFACTURER OR SUPPLIER OF THE EQUIPMENT, NOR THE AGENT THEREOF, AND MAKES NO EXPRESS OR IMPLIED WARRANTIES AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE MERCHANTABILITY OF THE EQUIPMENT, ITS FITNESS FOR A PARTICULAR PURPOSE, ITS DESIGN OR CONDITION, ITS CAPACITY OR DURABILITY, THE QUALITY OF THE MATERIAL OR WORKMANSHIP OR CONFORMITY OF THE EQUIPMENT TO THE PROVISIONS AND SPECIFICATIONS OF ANY PURCHASE ORDER RELATING THERETO, OR PATENT INFRINGEMENTS, AND HEREBY DISCLAIMS ANY SUCH WARRANTY. LESSOR IS NOT RESPONSIBLE FOR ANY REPAIRS OR SERVICE TO THE EQUIPMENT, DEFECTS THEREIN OR FAILURES IN THE OPERATION THEREOF. Lessee has made the selection of each item of Equipment and the manufacturer and/or supplier thereof based on its own judgment and expressly disclaims any reliance upon any statements or representations made by Lessor. For so long as no Event of Default has occurred and is continuing, Lessee shall be the beneficiary of, and shall be entitled to, all rights under any applicable manufacturer's or vendor's warranties with respect to the Equipment, to the extent permitted by law.
        If the Equipment is not delivered, is not properly installed, does not operate as warranted, becomes obsolete, or is unsatisfactory for any reason whatsoever, Lessee shall make all claims on account thereof solely against the manufacturer or supplier and not against Lessor, and Lessee shall nevertheless pay all rentals and other sums payable hereunder. Lessee acknowledges that neither the manufacturer or supplier of the Equipment, nor any sales representative or agent thereof, is an agent of Lessor, and no agreement or representation as to the Equipment or any other matter by any such sales representative or agent of the manufacturer or supplier shall in any way affect Lessee's obligations hereunder.

--------------------------------------------------------------------------------
        This Lease consists of nineteen sections, including the terms and provisions contained on the reverse side hereof, and the terms and provisions of any Lease Schedule, Acceptance Certificate, rider, exhibit, amendment or other document now or hereafter attached hereto and made a part hereof. THIS LEASE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL
AGREEMENTS BETWEEN THE PARTIES.  LESSEE ACKNOWLEDGES AND CERTIFIES THAT
NO SUCH ORAL AGREEMENTS EXIST. This Lease may not be amended, nor may any rights hereunder be waived, except by an instrument in writing signed by the party charged with such amendment or waiver. The term "Lessee" as used herein shall mean and include any and all Lessees who sign hereunder, each of whom shall be jointly and severally bound hereby. This Lease will not be binding on Lessor until executed by Lessor.






                                     By execution hereof, the signed certifies
                                     that he or she has read, accepted and
                                     duly executed this Master Equipment Lease
DATED AS OF: August 5, 1994          Agreement on behalf of Lessee.
             ---------   --

LESSOR: FLEET CREDIT CORPORATION     LESSEE: T Cell Sciences

By: /s/ Lina M. Ferruolo             By: /s/ Alan W. Tuck
    ----------------------------         -------------------------------

Title:  AVP                          Title: President and CEO
       --------------------------           --------------------------

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5. REPRESENTATIONS, WARRANTIES AND COVENANTS

        Lessee represents and warrants to and covenants with Lessor that:

        (a) Lessee has the form of business organization indicated above and is duly organized and existing in good standing under the laws of the state listed in the caption of the Lease and is duly qualified to do business wherever necessary to carry on its present business and operations and to own its property; (b) this Lease has been duly authorized by all necessary action on the part of Lessee consistent with its form of organization, does not require any further shareholder or partner approval, does not require the approval of, or the giving notice to, any federal, state, local or foreign governmental authority and does not contravene any law binding on Lessee or contravene any certificate or articles of incorporation or by-laws or partnership certificate or agreement, or any agreement, indenture, or other instrument to which Lessee is a party or by which it may be bound; (c) this Lease has been duly executed and delivered by authorized officers or partners of Lessee and constitutes a legal, valid and binding obligation of Lessee enforceable in accordance with its terms; (d) Lessee has not and will not, directly or indirectly, create, incur or permit to exist any lien, encumbrance, mortgage, pledge, attachment or security interest on or with respect to the Equipment or this Lease (except those of persons claiming by, th rough or under Lessor); (e) the Equipment will be used solely in the conduct of Lessee's business and will remain in the location shown on the applicable Lease Schedule unless Lessor and Lessee otherwise agree in writing and Lessee has completed all notifications, filings, recordings, and other actions in such new location as Lessor may reasonably request to protect Lessor's interest in the Equipment; (f) there are no pending or threatened actions or proceedings before any court or administrative agency which materially adversely affect Lessee's financial condition or operations and all credit, financial and other information provided by Lessee or at Lessee's direction is, and all such information hereafter furnished will be, true and correct in all material respects; and (g) Lessor has not selected, manufactured or supplied the Equipment to Lessee and has acquired any Equipment subject hereto solely in connection with this Lease and Lessee has received and approved the terms of any purchase order or agreement with respect to the Equipment.

6. INDEMNITY

        Lessee assumes the risk of liability for, and hereby agrees to indemnify and hold safe and harmless, and covenants to defend, Lessor, its employees, servants and agents from and against; (a) any and all liabilities, losses, damages, claims and expenses (including legal expenses of every kind and nature) arising out of the manufacturing, purchase, shipment and delivery to Lessee, acceptance or rejection, ownership. titling, registration, leasing, possession, operations, use, return or other disposition of the Equipment, including, without limitation, any of such as may arise from patent or latent defects in the Equipment (whether or not discoverable by Lessee), any claims based on absolute tort liability or warranty and any claims based on patent, trademark or copyright infringement; (b) any and all loss or damage of or to the Equipment, normal wear and tear excepted; and (c) any obligation or liability to the manufacturer and any supplier of the Equipment arising under the purchase orders issued by or assigned to Lessor.

        The covenants and indemnities contained in this Section and Section 7 shall survive the termination of this Lease.

7. TAXES AND OTHER CHARGES

        Lessee agrees to comply with all laws, regulations and governmental orders related to this Lease and to the Equipment and its use or possession, and to pay when due and to defend and indemnify Lessor against liability for all license fees, assessments, and sales, use, property, excise, privilege and other taxes (including any related interest or penalties) or other charges or fees now or hereafter imposed by any governmental body or agency upon any Equipment, or with respect to the manufacturing, ordering, shipment, purchase, ownership, delivery, installation, leasing, operation, possession, use, return, or other disposition thereof or the rentals hereunder (other than taxes on or measured solely by the net income of Lessor). Any fees, taxes or other lawful charges paid by Lessor upon failure of Lessee to make such payments shall at Lessor's option become immediately due from Lessee to Lessor.

        If a Lease Schedule denominated as a True Lease Schedule shall be made a part of this Lease, then, with respect to the Equipment set forth on such True Lease Schedule, Lessor has assumed the following tax benefits (the "Tax Benefits"): (i) that it will be entitled to cost recovery deductions under
Section 168 of the Internal Revenue Code of 1986, as amended (the "Code"), using a 200% declining balance method of depreciation switching to the straight-line method for the first taxable year for which such method will yield larger depreciation deductions, and assuming a half-year convention and zero salvage value, for the applicable recovery period for such Equipment as set forth in the True Lease Schedule with respect to the Equipment, and (ii) that Lessor will be taxed throughout the term of the Lease Schedule at Lessors federal corporate income tax rate existing on the date of such Lease Schedule (the "Assumed Tax Rate"). If, for any reason whatsoever, there shall be a loss, disallowance, recapture or delay in claiming all or any portion of the Tax Benefits with respect to any of the Equipment, or there shall be included in Lessors gross income for Federal, state or local income tax purposes any amount on account of any addition, modification or improvement to or in respect of any of the Equipment made or paid for by Lessee, or if there shall be a change in the Assumed Tax Rate (any loss, disallowance, recapture, delay, inclusion or change being herein call a "Tax Loss"), then thirty (30) days after written notice to Lessee by Lessor that a Tax Loss has occurred, Lessee shall pay Lessor a lump sum amount which, after deduction of all taxes required to be paid by Lessor with respect to the receipt of such amount, will provide Lessor with an amount necessary to maintain Lessor's after-tax economic yield and overall net after-tax cash flows at at least the same level that would have been available if such Tax Loss has not occurred, plus any interest, penalties or additions to tax which may be imposed in connection with such Tax Loss. In lieu of paying such Tax Loss in a lump sum, Lessor may require, or upon Lessee's request, may agree, in Lessors sole discretion, that such Tax Loss be paid in equal periodic payments over the applicable remaining Lease term with respect to such Equipment with each such payment due and payable at the time each rental payment is due and payable with respect to such Equipment. A Tax Loss shall conclusively be deemed to have occurred if either (a) deficiency shall have been proposed by the Internal Revenue Service or other taxing authority having jurisdiction, or (b) tax counsel for Lessor has rendered an opinion to Lessor that such Tax Loss has so occurred. The foregoing indemnity shall continue in full force and effect notwithstanding the expiration or termination of the Lease or the Lease Term of the Schedule Equipment and each item thereof.

8. DEFAULT

        Lessee shall be in default of this Lease upon the occurrence of any one or more of the following events (each an "Event of Default"):

        (a) Lessee shall fail to make any payment, or rent or otherwise, hereunder within 10 days of the date when due; or (b) Lessee shall fail to obtain or maintain any of the insurance required herein; or (c) Lessee shall fail to perform or observe any covenant, condition or agreement under this Lease, and such failure continued for 10 days after notice thereof to Lessee; or (d) Lessee shall default in the payment or performance of any indebtedness or obligation to Lessor or any parent, subsidiary or affiliated company of Lessor under any note, security agreement, equipment lease, title retention or conditional sales agreement or any instrument or agreement evidencing such indebtedness with Lessor or any parent, subsidiary or affiliated company of Lessor; or (e) any representation or warranty made by Lessee heroin or in any certificate, agreement, statement or document heretofore or hereafter furnished Lessor in connection herewith including, without limitation, any financial information disclosed to Lessor, shall prove to be false or incorrect in any material respect; or (f) death or judicial declaration of incompetence of Lessee, if an individual; the commencement of any bankruptcy, insolvency, arrangement, reorganization, receivership, liquidation or other similar proceeding by or against Lessee or any of its properties or business, or the appointment of a trustee, receiver, liquidator or custodian for Lessee or any of its properties of business, or if Lessee suffers the entry of an order for relief under Title 11 of the United States Code; or the making by Lessee of a general assignment or deed of trust for the benefit of creditors; or (g) Lessee shall default in any payment or other obligation to any third party and any applicable grace or cure period with respect thereto has expired; or (h) Lessee shall terminate its existence by merger, consolidation, sale of substantially all of its assets or otherwise; or (i) if Lessee is a privately held corporation, more than 50% of Lessee's voting capital stock, or effective control of Lessee's voting capital stock, issued and outstanding from time to time, is not retained by the holders of such stock on the date of this Lease; or (j) if Lessee is a publicly held corporation, there shall be a change in the ownership of Lessee's stock such that Lessee is no longer subject to the reporting requirements of the Securities Act of 1934 or no longer has a class of equity securities registered under Section 12 of the Securities Act of 1934; or (k) Lessor shall determine, in its sole discretion and in good faith, the there has been a material adverse change in the financial condition of the Lessee since the date of this Lease or that Lessee's ability to make any payment hereunder promptly when due or otherwise comply with the terms of this Lease or any other agreement between Lessor and Lessee is impaired; or (l) any event or condition set forth in subsections (b), (c), (d), (e), (f), (g), (h),
(i), (j), or (k) of this Section 8 shall occur with respect to any guarantor or other person responsible, in whole or in part, for payment or performance of this Lease; or (m) any event or condition set forth in subsections (d), (e),
(f), (g), (h), (i) or (j) shall occur with respect to any owner or parent, affiliate or subsidiary corporation of Lessee.

        Lessee shall promptly notify Lessor of the occurrence of any Event of Default or the occurrence or existence of any event or condition which, upon the


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giving of notice or lapse of time, or both, may become an Event of Default.

9. REMEDIES

        Upon the occurrence of any Event of Default, Lessor may, at its sole option and discretion, exercise one or more of the following remedies with respect to any or all of the Equipment: (a) cause Lessee to promptly return, upon written demand and at Lessee's sole expense, any or all Equipment to such location as Lessor may designate in accordance with the terms of Section 18, or Lessor, at its option, may enter upon the premises where the Equipment is located and take immediate possession of and remove the same by summary proceedings or otherwise, all without liability to Lessor for or by reason of damage to property or such entry or taking possession except for Lessor's gross negligence or willful misconduct; (b) sell any or all the Equipment at public or private sale or otherwise dispose of, hold, use, operate, lease to others or keep idle the Equipment, all as Lessor in its sole discretion may determine and all free and clear of any rights of Lessee; (c) remedy such default, including making repairs or modifications to the Equipment, for the account of and the expense of Lessee and Lessee agrees to reimburse Lessor for all of Lessor's costs and expenses; (d) by written notice to Lessee, terminate this Lease with respect to any or all Lease Schedules in default and the Equipment subject thereto, as such notice shall specify, and, with respect to such terminated Lease Schedules and Equipment, declare immediately due and payable and recover from Lessee, as liquidated damages for loss of a bargain and not as a penalty, an amount equal to the sum of (i) all rental payments accrued and unpaid, plus interest and late charges thereon, calculated as of the date payment is actually made, plus (ii) the applicable Stipulated Loss Value with respect thereto (hereinafter defined), plus (iii) all other amounts then payable to Lessor hereunder; (e) apply any deposit or other cash collateral or sale or remarketing proceeds of the Equipment at any time as it sees fit to reduce any amounts due to Lessor, and (f) exercise any other right or remedy which may be available to it under applicable law, or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof, including reasonable attorneys' fees and court costs.

        No remedy referred to in this Section 9 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity. The exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all such other remedies and all remedies hereunder shall survive termination of this Lease.

        At any sale of the Equipment pursuant to this Section 9, Lessor may bid for and purchase the Equipment. Notice required, if any, of any sale or other disposition hereunder by Lessor shall be satisfied by the mailing of such notice to Lessee at least seven (7) days prior to the sale or other disposition. In the event Lessor takes possession and disposes of the Equipment, Lessor shall give Lessee credit for any sums actually received by Lessor from the disposition of the Equipment after deductions of expenses of disposition and the amounts due to Lessor under Section 9 (d) above. A termination shall occur only upon written notice by Lessor and only with respect to such Equipment as Lessor shall specify by such notice. Termination under this Section 9 shall not affect Lessee's duty to perform Lessee's obligations hereunder to Lessor in full. Lessee agrees to reimburse Lessor on demand for any and all costs and expenses incurred by Lessor in enforcing its rights and remedies hereunder following the occurrence of an Event of Default, including, without limitation, reasonable attorneys' fees, and the costs of repossession, storage, insuring, reletting, selling and disposing of any and all Equipment.

        The term "Stipulated Loss Value" as used in this Lease shall mean the Stipulated Loss Value calculated and as set forth in any Schedule of Stipulated Loss Values attached to and made a part of any Lease Schedule hereto with respect to the Equipment set forth in such Lease Schedule. If there is no such Schedule of Stipulated Loss Values applicable to such Lease Schedule and Equipment, then the Stipulated Loss Value shall mean, for any particular date, the net present value of all rental payments then remaining unpaid for the term of the Lease Schedule plus the amount of any purchase or renewal option or obligation with respect to the Equipment or, if there is no such option or obligation, then the fair market value of the Equipment at the end of such term, as estimated by Lessor in its sole, reasonable discretion, discounted at a rate of the 1-year Treasury Constant Maturity rate as published in the Selected Interest Rates Table of the Federal Reserve statistical release H.15
(519) for the Week Ending immediately prior to the original Acceptance Date for such Equipment as set forth in the Acceptance Certificate applicable thereto.

10. ADDITIONAL SECURITY

        Lessee hereby grants to Lessor a security interest in all personal property, whether now owned by Lessee or hereafter acquired by purchase from Lessor, now or hereafter leased to Lessee by Lessor or financed by Lessor under any lease, security, loan or conditional sales agreement or any other document or instrument. Such security interest is granted to secure the prompt payment and performance when due (by reason of acceleration or otherwise) of each and every indebtedness, obligation or liability, whether now existing or hereinafter incurred of Lessee, or any affiliate, parent or subsidiary of Lessee, to Lessor, including but not limited to the liabilities of Lessee under this Lease. The extent to which Lessor shall have a purchase money security interest in any item of Equipment that is subject to a Lease Schedule which is deemed to create a security interest under Section 1-201 (37) of the Uniform Commercial Code shall be determined by reference to the Acquisition Cost of such item financed by Lessor. In order more fully to secure its rental payments and all other obligations to Lessor hereunder, Lessee hereby grants to Lessor a security interest in any deposit of Lessee to Lessor under Section 3 (d) of any Lease Schedule hereto. Such security deposit shall not bear interest, may be commingled with other funds of Lessor and shall be immediately restored by Lessee if applied under Section 9 (e). Upon expiration of the term of this Lease and satisfaction of all of Lessee's obligations, the security deposit shall be returned to Lessee. The term "Lessor" as used in this Section 10 shall include any subsidiary, parent or affiliate of Lessor.

11. NOTICES

        Any notices and demands required or permitted to be given under this Lease shall be given in writing and by regular mail and shall become effective when deposited in the United States mail with postage prepaid to Lessor to the attention of Customer Accounts, and to Lessee at the addresses herein above set forth, or to such other address as the party to receive notice hereafter designates by such written notice.

12. MAINTENANCE; INSPECTIONS; LOSS AND DAMAGE

        During the term of the Lease for each item of Equipment, the Lessee shall, unless the Lessor shall otherwise consent in writing; (a) permit each item to be used only with in the continental United States by qualified personnel solely for business purposes and the purpose for which it was designed and, at its sole expense, service, repair, overhaul and maintain each item in the same condition as when received, ordinary wear and tear excepted, in good operating order, consistent with prudent industry practice (but, in no event less than the same extent to which Lessee maintains, in the prudent management of its equipment, other similar properties of Lessee) and in compliance with all applicable laws, ordinances, regulations, and conditions of all insurance policies required to be maintained by Lessee under the Lease and all manuals, orders, recommendations, instructions and other written requirements as to the repair and maintenance of such item issued at any time by the vendor and/or manufacturer thereof; (b) maintain conspicuously on each item such labels, plates, decals or other markings as Lessor may reasonably require, stating that Lessor is owner of such item; (c) make no additions, alterations, modifications or improvements (collectively, "Improvements") to any item that are not readily removable without causing material damage to such item or which will cause the value, utility or useful life of such item to materially decline. If any such Improvement is made and cannot be removed without causing material damage or decline in value, utility or useful life (a "Non-Severable Improvement"), then Lessee warrants that such Non-Severable Improvement shall immediately become the Lessor's property upon being installed and shall be free and clear of all liens and encumbrances and shall become Equipment subject to all of the terms and conditions of the Lease. All such Improvements that are not Non-Severable Improvements shall be removed by Lessee prior to the return of the item hereunder or such Improvements shall also become the sole and absolute property of Lessor without any further payment by Lessor to Lessee and shall be free and clear of all liens and encumbrances whatsoever. Lessee shall repair all damage to any item caused by the removal of any Improvement so as to restore such item to the same condition which existed prior to its installation and as required by this Lease.

        During the term of the Lease and any extensions and renewals thereof, and during any storage period as set forth below, the Lessee shall furnish to Lessor such information concerning the condition, location, use and operation of the Equipment as Lessor may reasonably request and shall permit any person designated by Lessor to visit and inspect any item of Equipment and any records maintained in connection therewith. If any item of Equipment does not comply with the requirements of this Lease, Lessee shall, within 30 days of written notice from Lessor, bring such Equipment into compliance; provided, however, that the failure of Lessor to inspect the Equipment or to inform Lessee of any noncompliance shall not relieve Lessee of any of its obligations hereunder.

        Lessee hereby assumes all risk of loss, damage or destruction for whatever reason to the Equipment from and after the earlier of the date (a) on which the Equipment is ordered, or (b) Lessor pays the purchase price of the Equipment, and continuing until the Equipment has been returned to, and accepted by Lessor in the condition required by Section 18 hereof. If any item of Equipment shall become lost, stolen, destroyed, damaged beyond repair or rendered permanently unfit for use for any reason, or in the event of any condemnation, confiscation, theft or seizure or requisition of title to or use of such item, Lessee shall promptly pay to Lessor an amount equal to the Stipulated Loss Value of such item.

13. INSURANCE

        Lessee shall procure and maintain insurance in such amounts and upon such terms and with such companies as Lessor may approve during the entire term of this Lease and until the Equipment has been returned to, and accepted by, Lessor in the condition required by Section 18 hereof, at Lessee's expense, provided that in no event shall such insurance be less than the following: (a) Worker's Compensation and Employer's Liability Insurance, in the full statutory amounts provided by law; (b) Comprehensive General Liability Insurance including product/completed operations and contractual liability Coverage, with minimum limits of the greater of (i) $1,000,000 each occurrence, and Combined Single Limit Body Injury and Property Damage, $1,000,000 aggregate, where applicable, or (ii) as otherwise specified in any Lease Schedule hereto; and
(c) All Risk Physical Damage Insurance, including earthquake and flood, on each item of Equipment, in an amount not less than the Stipulated Loss Value of the Equipment. Lessor will be included as an additional insured and loss payee as its interest may appear. Such policies shall be endorsed to provide that the coverage afforded to Lessor shall not be rescinded, impaired or invalidated by any act or neglect of Lessee. Lessee agrees to waive Lessee's right and its insurance carrier's rights of subrogation against Lessor for any and all loss or damage.

        In addition to the foregoing minimum insurance coverage, Lessee shall procure and maintain such other insurance coverages as Lessor may require from time to time during the term of this Lease. All policies shall contain a clause requiring the insurer to furnish Lessor with at least 30 days' prior written notice of any material change, cancellation or non-renewal of coverage. Upon execution of this Lease, Lessee shall furnish Lessor with a certificate of insurance or other evidence satisfactory to Lessor that such insurance coverages are in effect, provided, however, that Lessor shall be under no duty either to ascertain the existence of or to examine such insurance coverage or to advise Lessee in the event such insurance coverage should not comply with the requirements hereof. In case of failure of Lessee to procure or maintain insurance, Lessor may at its option obtain such insurance, the cost of which will be paid by the Lessee as additional rentals. Lessee hereby irrevocably appoints Lessor as Lessee's attorney-in-fact to file, settle or adjust, and receive payment of claims under any such insurance policy and to endorse Lessee's name on any checks, drafts or other instruments in payment of such claims. Lessee further agrees to give Lessor prompt notice of any damage to, or loss of, the Equipment, or any part thereof.

14. LIMITATION OF LIABILITY

        Lessor shall have no liability in connection with or arising out of the ownership, leasing, furnishing, performance or use of the Equipment or any special, indirect, incidental or consequential damages of any character, including, without limitation, loss of use of production facilitates or equipment, loss of profits, property damage or lost production, whether suffered by Lessee or any third party.

15. FURTHER ASSURANCES

        Lessee shall promptly execute and deliver to Lessor such further documents and take such further action as Lessor may require in order to more effectively carry out the intent and purpose of this Lease. Lessee shall provide to Lessor within 120 days after the close of each of Lessee's fiscal years, and, upon Lessor's request, within 45 days of the end of each quarter of Lessee's fiscal year, a copy of its financial statements prepared in accordance with generally accepted accounting principles. Lessee shall execute and deliver to Lessor upon Lessor's request such instruments and assurances as Lessor deems necessary for the confirmation, preservation or perfection of this Lease and Lessor's rights hereunder, including, without limitation, such corporate resolutions and opinions of counsel as Lessor may request from time to time, and all schedules, forms and other reports as may be required to satisfy obligations imposed by taxing authorities. In furtherance thereof, Lessor may file or record this Lease or a memorandum or a photocopy hereof (which for the purposes hereof shall be effective as a financing statement) so as to give notice to third parties, and Lessee hereby appoints Lessor as its attorney-in-fact to execute, sign, file and record UCC financing statements and other lien recordation documents with respect to the Equipment where Lessee fails or refuses to do so after Lessor's written request, and Lessee agrees to pay or reimburse Lessor for any filing, recording or stamp fees or taxes arising from any such filings.

16. ASSIGNMENT

        This Lease and all rights of Lessor hereunder shall be assignable by Lessor absolutely or as security, without notice to Lessee, subject to the rights of Lessee hereunder. Any such assignment shall not relieve Lessor of its obligations hereunder unless specifically assumed by the assignee, and Lessee agrees it shall not assert any defense, rights of set-off or counterclaim against any assignee to which Lessor shall have assigned its rights and interests hereunder, nor hold or attempt to hold such assignee liable for any of Lessor's obligations hereunder. No such assignment shall materially increase Lessee's obligations hereunder. Lessee agrees, upon Lessor's written request, to provide to any such assignee an acknowledgment of such assignment confirming the terms, conditions, representations, warranties and covenants contained in this Lease.

        LESSEE SHALL NOT ASSIGN OR DISPOSE OF ANY OF ITS RIGHTS OR OBLIGATIONS UNDER THIS LEASE OR ENTER INTO ANY SUBLEASE WITH RESPECT TO ANY OF THE EQUIPMENT WITHOUT THE EXPRESS PRIOR WRITTEN CONSENT OF LESSOR.

17. LESSEE'S OBLIGATIONS UNCONDITIONAL

        This Lease is a net lease and Lessee hereby agrees that it shall not be entitled to any abatement of rents or of any other amounts payable hereunder by Lessee and that its obligation to pay all rent and any other amounts owing hereunder shall be absolute and unconditional under all circumstances, including, without limitation, the following circumstances: (i) set-off, counterclaim, recoupment, defense or other right which Lessee may have against Lessor, any seller or manufacturer of any Equipment or anyone else for any reason whatsoever; (ii) the existence of any liens, encumbrances or rights of others whatsoever with respect to any Equipment, whether or not resulting from claims against Lessor not related to the ownership of such Equipment; or (iii) any other event or circumstances whatsoever. Each rent or other payment made by Lessee hereunder shall be final and Lessee will not seek to recover all or any part of such payment from Lessor for any reason whatsoever.

18. RETURN OF EQUIPMENT

        Upon the expiration or earlier termination of the Lease with respect to each item of Equipment and provided that the Lessee has not exercised any purchase or renewal option with respect thereto, the Lessee shall return all, but not less than all, of the Equipment on or before the last day of the Lease term to a location designated by Lessor within the continental United States, maintained and in the condition required by this Lease. During any period of time from the expiration or earlier termination of the Lease until the Equipment is returned in accordance with the provisions hereof or paid the applicable purchase option price if any applicable purchase option is exercised (the "Extended Term"), Lessee agrees to pay to Lessor monthly rent on the same day of each month of the Extended Term as during the initial term in an amount equal to 125% of the highest monthly rental payable during the initial term.

19. ENFORCEABILITY AND GOVERNING LAW

        Any provision of th is Lease which is unenforceable in any jurisdiction shall, as to such jurisdiction, be in effective to the extent of such unenforceability without invalidating the remaining provisions hereof, and any such unenforceability in any jurisdiction shall not render unenforceable such provisions in any other jurisdiction without limiting the generality of the foregoing, if any payment constituting interest is made hereunder and that rate is in excess of the maximum allowed by law, then the amount of such excess shall, at Lessor's sole option, be refunded to Lessee or applied to Lessee's other obligations to Lessor. To the extent permitted by applicable law, Lessee hereby waives; (a) any provisions of law which render any provision hereof unenforceable in any respect; (b) all rights and remedies under Sections 508 through and including 522 of the Uniform Commercial Code article or division pertaining to personal property leasing. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given. Time is of the essence in this Lease. The captions in this Lease are for convenience only and shall not define or limit any of the terms hereof.

        THIS LEASE SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF RHODE ISLAND. LESSEE HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF RHODE ISLAND AND THE FEDERAL DISTRICT COURT FOR THE DISTRICT OF RHODE ISLAND FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ITS OBLIGATIONS HEREUNDER, AND EXPRESSLY WAIVES ANY OBJECTIONS THAT IT MAY HAVE TO THE VENUE OF SUCH COURTS. LESSEE HEREBY EXPRESSLY WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS LEASE. Any action by Lessee against Lessor for any cause of action under this Lease shall be brought within one year after any such cause of action first occurs.

[LOGO]
FLEET Credit Corporation                       True Lease Schedule No.  31816-01
111 Westminster Street                                                  --------
Providence, Rhode Island 02903
                                     Lessee:      T Cell Sciences, Inc.
                                                --------------------------------
                                     Address:     38 Sidney Street
                                                --------------------------------
                                                  Cambridge, MA 02139
                                                --------------------------------
                                     Telephone:   (617) 621-1400
                                                --------------------------------

     1. Lessor and Lessee have entered into a Master Equipment Lease Agreement dated as of August 5, 1994 including this Lease Schedule (collectively, the "Lease"), pursuant to which Lessor and Lessee have agreed to lease the equipment described in Schedule A hereto (the "Equipment"). Lessee reaffirms all of its representations, warranties and covenants set forth in the Lease, all of the terms and provisions of which are incorporated herein by reference, as of the date hereof and further certifies to Lessor that Lessee has selected the Equipment and has received and approved the purchase order, purchase agreement or supply contract under which the Equipment will be acquired for purposes of this Lease. To the extent necessary to protect Lessor's interest in the Equipment, Lessee hereby grants to Lessor a first priority security interest in the Equipment.

     2. The assumed Acquisition Cost of the Equipment is: $ 2,000,000.00
                                                          --------------

     3. a. Term. The Lease Term is 60 months commencing on the Lease Term Commencement Date as set forth in the Acceptance Certificate to this Lease Schedule plus any partial period between the Acceptance Date of the Equipment as set forth in the Acceptance Certificate and the Lease Term Commencement Date.

        b. Rental Payments. Lessee shall pay Lessor SIXTY rental payments in the following amounts plus any applicable sales/use taxes, commencing on the Rental Payment Commencement Date set forth in the Acceptance Certificate and on the same day of each month thereafter for the entire Lease Term:

        Rental Payment Nos.                     Amount of Each
                                                Rental Payment
              01-60                              $39,354.60

        In the event that the Rental Payments set forth in any Acceptance Certificate hereto differ from those set forth in this Section 3(b), the Rental Payments shall be as set forth in the Acceptance Certificate.

        c. Lessee agrees to pay Lessor, in advance, the first ONLY rental payments.

        d. Lessor acknowledges receipt from Lessee of a payment in the amount of $ N/A to be held by Lessor as a deposit to secure Lessee's performance under the Lease.

     4. The Equipment will be located at the locations specified in Schedule A hereto.

     5. Lessor will invoice Lessee for all sales, use and/or personal property taxes as and when due and payable in accordance with applicable law, unless Lessee delivers to Lessor a valid exemption certificate with respect to such taxes. Delivery of such certificate shall constitute Lessee's representation and warranty that no such tax shall become due and payable with respect to the Equipment and Lessee shall indemnify and hold harmless Lessor from and against any and all liability or damages, including late charges and interest which Lessor may incur by reason of the assessment of such tax.

     6. The rental payments may change for Equipment accepted after AUGUST 15, 1994.

     7. Lessee represents that the depreciable life of the property, for purposes of Section 168 of the Internal Revenue Code of 1986, is 5 years.

Dated as of August 5, 1994                  By execution hereof, the signer
            --------- ----                  certifies that he has read,
                                            accepted and duly executed this
                                            Lease Schedule to the Master
                                            Equipment Lease Agreement on behalf
                                            of Lessee.

LESSOR: FLEET CREDIT CORPORATION            LESSEE: T CELL SCIENCES, INC.

By: /s/ Lina M. Ferruolo                    By: /s/ Alan W. Tuck
    -----------------------------              -----------------------------

Title: AVP                                  Title: President and CEO
       --------------------------                  --------------------------

FLEET CREDIT CORPORATION                                                ADDENDUM
50 Kennedy Plaza
Fifth Floor
Providence, Rhode Island 02903-2305

        This Addendum is attached to and made a part of that certain Master Equipment Lease Agreement No. 31816 dated as of August 5, 1994 by and between the undersigned parties (the "Lease").

        The undersigned parties hereby agree to amend the Lease as follows:

        1. Section 5 is hereby amended by adding the following thereto:

           (h) Lessee will maintain the following financial covenants, determined at the end of each of Lessee's fiscal quarters throughout the term of the Lease:

           (i) Cash (hereinafter defined) of not less than $10,000,000.00;

           (ii) a ratio of Cash to Total Liabilities of not less than 2:1.

                For the purposes of this section, "Cash" shall be defined as the sum of unrestricted cash, cash equivalents and marketable securities.

                All other financial terms contained herein that are not specifically defined herein shall be determined in accordance with GAAP.

                Lessee will furnish, within 45 days of the end of each Fiscal Quarter and within 120 days of the end of each Fiscal Year, a Compliance Certificate, certified by Lessee's chief financial officer, as to the compliance with the above-referenced covenants.

        2. Section 8 of the Lease is hereby amended by adding the following thereto:

           (n) Lessee shall fail to provide Cash collateral in an amount equal to the Stipulated Loss Value, within 10 days of a breach of the covenants contained in Section 5(h) hereunder.

        All capitalized terms used herein which are not defined herein shall have the meaning given to such terms in the Lease.

        Except as specifically set forth herein, all of the terms and conditions of the Lease remain in full force and effect and are hereby ratified and affirmed. To the extent that the provisions of this Rider conflict with any provisions contained in the Lease, the provisions of this Rider will control.

Dated as of: August 5, 1994

     FLEET CREDIT CORPORATION                      T CELL SCIENCES, INC.

BY: /s/ Lina M. Ferruolo                     BY: /s/ Alan W. Tuck
    -------------------------------              -------------------------------

TITLE: AVP                                   TITLE: President and CEO
       ----------------------------                 ----------------------------